                                                                    EXHIBIT 99.1



--------------------------------------------------------------------------------
[LITTELFUSE LOG]                                                 NEWS
--------------------------------------------------------------------------------
                               Littelfuse, Inc.
                               -------------------------------------------------
                               800 East Northwest Highway  Des Plaines, IL 60016
                               -------------------------------------------------
                               (847) 824-1188 o (847) 391-0894 - FAX #
                               -------------------------------------------------


NEWS RELEASE

CONTACT:  PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO   (847) 391-0566


               LITTELFUSE REPORTS FOURTH QUARTER AND 2005 RESULTS

     DES PLAINES, ILLINOIS, FEBRUARY 8, 2006 - Littelfuse, Inc.
(NASDAQ/NMS:LFUS) today reported sales and earnings for the fourth quarter and full year of 2005.

Fourth Quarter Highlights

     o In the fourth quarter of 2005, Littelfuse entered into a definitive agreement to sell the Efen electrical switchgear business acquired as part of its acquisition of Heinrich in 2004. Beginning in the fourth quarter Efen is accounted for as a discontinued operation. The Efen sale is expected to close in the first quarter of 2006. Proceeds from the sale will be approximately $14 million, which will generate a book gain of approximately $1.5 million.

     o Sales for the fourth quarter of 2005 (which exclude Efen) were $115.4 million, a 1.1 % increase from sales of $114.1 million in the fourth quarter of 2004 (which exclude Efen). Sales for the fourth quarter of 2005 were down 5.6 % sequentially compared to the third quarter of 2005, due primarily to seasonal factors.

     o Diluted earnings per share were $0.23 for the fourth quarter of 2005 compared to earnings of $0.21 per diluted share for the fourth quarter of 2004. Diluted earnings per share from continuing operations were $0.22 for the fourth quarter of 2005 compared to $0.26 per diluted share for the fourth quarter of 2004.

     o The fourth quarter of 2005 included approximately $0.8 million of pre-tax restructuring charges, the majority of which are related to the planned move of thin film fuse manufacturing from Des Plaines, Illinois to the Philippines. The fourth quarter of 2004 included approximately $2.3 million of pre-tax asset impairment charges related to write-down of the Semitron investment.


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     o    Free cash flow (cash from operating activities minus net capital expenditures) was $5.5 million for the fourth quarter of 2005 compared to $1.9 million for the prior year quarter.

     o In the Littelfuse third quarter 2005 earnings press release, it was stated that the company had announced a downsizing of its Ireland operation and would be booking related charges over the next several quarters. In addition to the $1.6 million charge booked in the third quarter, the company indicated it expected to book additional charges in the fourth quarter of 2005 and the first half of 2006. This was in accordance with FAS 146 which requires that severance charges be amortized over the period between employee notification and employee termination. On further technical review by the company, it was determined that these charges should more appropriately have been accounted for under FAS 112 which requires all charges be booked at the time of notification. The effect of this change in interpretation is that all severance costs related to the announced Ireland downsizing (the $1.6 million previously booked in the third quarter plus an additional $3.3 million) were pushed back to the third quarter of 2005. A revised third quarter summary income statement has been provided in this press release, and this revision will be reflected in the 2005 Form 10-K.

     o By geography, sales for the fourth quarter of 2005 were down 3% in the Americas, down 4% in Europe and up 10% in Asia compared to the fourth quarter of 2004.

     o By market, sales for the fourth quarter of 2005 were flat for electronics, up 1% for automotive and up 16% for electrical compared to the prior year period.

     o The book to bill ratio for electronics in the fourth quarter was 1.11 to one as bookings accelerated late in the quarter.

Fourth Quarter Operating Results

     The increase in Asia sales was driven primarily by strong demand for consumer electronics particularly in Greater China, Korea and Southeast Asia. The decline in the Americas reflected lower electronics demand, primarily for telecom products, partially offset by strong electrical sales. Sales in Europe declined due to weakness in electronics.

     "Overall sales for the fourth quarter came in about as expected, with electronics a little stronger and automotive slightly weaker," said Gordon Hunter, Chief Executive Officer. "Our electrical business finished the year with record sales and earnings and enters 2006 with strong momentum."



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Page 3



     "Our operating margin improved to 7.9% in what is normally a difficult quarter," said Phil Franklin, Chief Financial Officer. "This gives us confidence that, with the expected 2006 cost reductions and leverage from higher sales, a 10% operating margin is achievable this year (excluding stock compensation expense)."

Full Year Results

     For the full year 2005, sales were $467.1 million (excluding Efen), down 2% compared to the full year 2004 due to weakness in electronics, primarily in North America, partially offset by increased electrical and automotive sales. Diluted earnings per share were $0.78 for 2005, compared to earnings of $1.59 per diluted share for the prior year period. Earnings from continuing operations were $0.73 per diluted share for 2005 compared to $1.61 per diluted share for 2004. The most significant items contributing to lower earnings in 2005 were a large drop in Teccor sales with the associated negative operating leverage, approximately $8 million in severance related to the Ireland downsizing and other restructurings and a higher effective tax rate.

     The effective tax rate for 2005 was 41% compared to 34% for 2004. The high 2005 tax rate reflects several factors, including the limited tax shield on Ireland restructuring charges and the repatriation of foreign earnings from lower tax jurisdictions. The tax rate for 2006 is expected to average 35-37%, but with significant variability from quarter to quarter. In future years, the effective tax rate is expected to be below 35%.

Current Outlook

     "Demand for electronic products accelerated in December and so far this strength has continued into 2006," said Hunter. "We now believe our electronics sales in the first quarter will be up 5-10% sequentially and increase over 10% versus prior year. The electrical business continues its strong performance while automotive is trending up slightly versus last year."

Conference Call Webcast Information

     Littelfuse will host a conference call today, Wednesday, February 8, 2006 at 12:00 p.m. Eastern/11:00 a.m. Central time to discuss the fourth quarter results. The call will be broadcast live over the Internet and can be accessed through the company's Web site: www.littelfuse.com. Listeners should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through March 31, 2006 and can be accessed through the Web site listed above.

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Page 4

About Littelfuse

     As the worldwide leader in circuit protection products and solutions with annual sales of $476.8 million in 2004, the Littelfuse portfolio is backed by industry leading technical support, design and manufacturing expertise. Littelfuse products are vital components in virtually every product that uses electrical energy, including automobiles, computers, consumer electronics, handheld devices, industrial equipment, and telecom/datacom circuits. Littelfuse offers Teccor(R), Wickmann(R) and Pudenz(R) brand circuit protection products. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has sales, distribution, manufacturing and engineering facilities in Brazil, China, England, Germany, Hong Kong, India, Ireland, Japan, Korea, Mexico, the Netherlands, the Philippines, Singapore, Taiwan and the U.S.

     For more information, please visit Littelfuse's web site at www.littelfuse.com.

--------------------------------------------------------------------------------
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.
Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
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                                LITTELFUSE, INC.
                         SALES BY GEOGRAPHY AND MARKET*
                             (Dollars in millions)


                                  FOURTH QUARTER                             YEAR-TO-DATE
                      -----------------------------------          ---------------------------------
                        2005         2004        % CHANGE            2005         2004      % CHANGE
                      -------       -------      --------          --------     --------    --------
GEOGRAPHY
---------
Americas              $  49.0       $  50.6        -3.2%           $  199.9     $  216.5      -7.7%

Europe                   23.3          24.3        -4.1%               98.3         98.3         -

Asia Pacific             43.1          39.2         9.9%              168.9        162.0       4.3%
                      -------       -------        ----            --------     --------      ----
           TOTAL      $ 115.4       $ 114.1         1.1%           $  467.1     $  476.8      -2.0%
                      =======       =======        ====            ========     ========      ====


                                  FOURTH QUARTER                             YEAR-TO-DATE
                      -----------------------------------          ---------------------------------
                        2005         2004        % CHANGE            2005         2004      % CHANGE
                      -------       -------      --------          --------     --------    --------
MARKET
------
Electronics           $  77.3       $  77.6        -0.4%           $  305.9     $  325.6      -6.1%

Automotive               27.8          27.6         0.7%              118.6        113.7       4.3%

Electrical               10.3           8.9        15.7%               42.6         37.5      13.6%
                      -------       -------        ----            --------     --------      ----
           TOTAL      $ 115.4       $ 114.1         1.1%           $  467.1     $  476.8      -2.0%
                      =======       =======        ====            ========     ========      ====



* Certain prior year amounts have been reclassified to conform to the current year presentation. Amounts exclude Efen.



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                                LITTELFUSE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)


                                                                  For the Three Months Ended       For the Twelve Months Ended
                                                                  --------------------------      -----------------------------
                                                                  Dec 31, 2005   Jan 1, 2005       Dec 31, 2005     Jan 1, 2005
                                                                  ------------   -----------      -------------     -----------
Net sales .......................................................   $ 115,373    $ 114,124           $ 467,089       $ 476,833
Cost of sales ...................................................      77,468       74,228             322,537         303,036
                                                                    ---------    ---------           ---------       ---------
Gross profit ....................................................      37,905       39,896             144,552         173,797

Selling, general and administrative expenses ....................      24,024       23,617              98,536          96,102
Research and development expenses ...............................       3,890        4,803              16,672          16,079
Impairment of investments .......................................        --          2,277                --             2,277
Amortization of intangibles .....................................         877        1,041               2,378           2,336
                                                                    ---------    ---------           ---------       ---------
Operating income ................................................       9,114        8,158              26,966          57,003

Interest expense ................................................         470          147               2,098           1,475
Other (income) expense ..........................................         147          256              (3,068)             47
                                                                    ---------    ---------           ---------       ---------

Earnings from continuing operations before taxes
and minority interest and income taxes ..........................       8,497        7,755              27,936          55,481

Minority interest ...............................................         (48)          15                 (86)            143
                                                                    ---------    ---------           ---------       ---------

Earnings from continuing operations before income taxes..........       8,545        7,740              28,022          55,338

Income taxes ....................................................       3,684        1,789              11,440          18,977
                                                                    ---------    ---------           ---------       ---------
Earnings from continuing operations .............................       4,861        5,951              16,582          36,361

Discontinued operations (net of tax) ............................         382       (1,123)              1,128            (333)
                                                                    ---------    ---------           ---------       ---------

Net Income ......................................................   $   5,243    $   4,828           $  17,710       $  36,028
                                                                    =========    =========           =========       =========
Income (loss) per share:

Basic:
     Continuing operations ......................................        0.22         0.27                0.74            1.64
     Discontinued operations ....................................        0.01        (0.06)               0.05           (0.02)
                                                                    ---------    ---------           ---------       ---------
     Net income .................................................   $    0.23         0.21           $    0.79            1.62
                                                                    =========    =========           =========       =========
Diluted:
     Continuing operations ......................................        0.22         0.26                0.73            1.61
     Discontinued operations ....................................        0.01        (0.05)               0.05           (0.02)
                                                                    ---------    ---------           ---------       ---------
     Net income .................................................   $    0.23         0.21           $    0.78       $    1.59
                                                                    =========    =========           =========       =========

Weighted average shares and equivalent shares outstanding:
   Basic ........................................................      22,305       22,395              22,413          22,239
                                                                    =========    =========           =========       =========
   Diluted ......................................................      22,415       22,818              22,582          22,604
                                                                    =========    =========           =========       =========


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                                LITTELFUSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)



                                                                        December 31, 2005       January 1, 2005
                                                                        -----------------       ---------------
ASSETS:
Cash and cash equivalents .......................................          $ 21,354                 $ 28,091
Receivables .....................................................            79,884                   74,824
Inventories .....................................................            62,581                   72,697
Assets of discontinued operations (Efen) ........................            18,134                   19,061
Other current assets ............................................            24,681                   22,503
                                                                           --------                 --------
Total current assets ............................................           206,634                  217,176

Property, plant, and equipment, net .............................           124,680                  129,196
Intangible assets, net ..........................................            14,668                   18,427
Goodwill ........................................................            56,765                   55,249
Investments .....................................................             5,590                    4,886
Other assets ....................................................               490                      375
                                                                           --------                 --------

    Total assets ................................................          $408,827                 $425,309
                                                                           ========                 ========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities excluding current portion
    of long-term debt ...........................................          $ 64,552                 $ 77,160
Liabilities of discontinued operations (Efen) ...................             7,703                    6,770
Current portion of long-term debt ...............................            26,682                   32,958
                                                                           --------                 --------

Total current liabilities .......................................            98,937                  116,888

Long-term debt ..................................................              --                      1,364
Accrued post-retirement benefits ................................            19,646                   19,111
Other long-term liabilities .....................................            13,109                   15,654
Minority interest ...............................................                69                    2,208
Shareholders' equity ............................................           277,066                  270,084
                                                                           --------                 --------

   Total liabilities and shareholders' equity ...................          $408,827                 $425,309
                                                                           ========                 ========

Common shares issued and outstanding
    of 22,229,288 and 22,549,595,
    at December 31, 2005, and January 1, 2005, respectively.


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                                LITTELFUSE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)



                                                                      For the Three Months Ended      For the Twelve Months Ended
                                                                      --------------------------      ---------------------------
                                                                       Dec 31,           Jan 1,        Dec 31,           Jan 1,
                                                                      --------         ---------      --------         ----------
                                                                        2005              2005          2005              2005
                                                                      --------         ---------      --------         ----------
Operating activities:
Net Income ......................................................     $  5,243         $  4,828       $ 17,709           $ 36,028
Adjustments to reconcile net income to net
      Cash provided by operating activities:
      Depreciation ..............................................        7,039            6,215         28,738             23,859
      Amortization ..............................................          905            1,152          2,495              2,441
      Provision for bad debts ...................................          (25)             225          2,403                802
      Impairment of investments .................................         --              2,277           --                2,277
Changes in operating assets and liabilities:
      Accounts receivable .......................................         (223)           7,834        (11,704)            (6,582)
      Inventories ...............................................        1,749            3,790          8,594             (4,277)
      Accounts payable and accrued expenses .....................       (2,238)         (10,728)        (8,235)            (7,709)
      Prepaid and other, net ....................................       (1,679)          (5,297)        (1,897)             6,145
                                                                      --------         --------       --------           --------
Net cash provided by operating activities .......................       10,771           10,296         38,103             52,984

Cash used in investing activities:
Purchases of property, plant and equipment ......................       (5,385)          (8,369)       (27,328)           (24,763)
Acquisitions, net of cash acquired ..............................       (1,602)          (6,342)        (3,019)           (41,661)
Sale of property, plant and equipment ...........................           89              --              89              2,684
                                                                      --------         --------       --------           --------

Net cash used in investing activities ...........................       (6,898)         (14,711)       (30,258)           (63,740)

Cash provided by (used in) financing activities:
      Proceeds from long-term debt ..............................        2,139            9,500         48,819             42,200
      Payments of long-term debt ................................      (15,502)         (15,752)       (55,616)           (38,402)
      Proceeds from repayment of notes receivable,
          common stock ..........................................         --               --            3,533               --
      Proceeds from exercise of stock options ...................           94            6,185          3,844             16,520
      Purchase of treasury stock ................................       (2,872)            --          (12,832)            (5,604)
                                                                      --------         --------       --------           --------
Net cash provided by (used in) financing activities .............      (16,141)             (67)       (12,252)            14,714

Effect of exchange rate changes on cash .........................         (118)           5,740         (2,229)             2,497
                                                                      --------         --------       --------           --------


Increase (decrease) in cash and cash equivalents ................      (12,386)           1,258         (6,636)             6,455

Cash and cash equivalents at beginning of period ................       34,333           27,325         28,583             22,128
                                                                      --------         --------       --------           --------

Cash and cash equivalents at end of period ......................     $ 21,947         $ 28,583       $ 21,947           $ 28,583
                                                                      ========         ========       ========           ========

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                                LITTELFUSE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)



                                                                      For the Three Months Ended
                                                                    -------------------------------
                                                                     Oct 1,                Dec 31,
                                                                    --------              ---------
                                                                      2005*                  2005
                                                                    --------              ---------
Net sales .......................................................   $ 122,266             $ 115,373
Cost of sales ...................................................      87,957                77,468
                                                                    ---------             ---------
Gross profit ....................................................      34,309                37,905
Selling, general and administrative expenses ....................      25,513                24,024
Research and development expenses ...............................       4,257                 3,890
Amortization of intangibles .....................................         436                   877
                                                                    ---------             ---------

Operating income ................................................       4,103                 9,114

Interest expense ................................................         587                   470
Other (income) expense ..........................................      (2,988)                  147
                                                                    ---------             ---------

Earnings from continuing operations before taxes
and minority interest and income taxes ..........................       6,504                 8,497

Minority interest ...............................................         (40)                  (48)
                                                                    ---------             ---------

Earnings from continuing operations before income taxes .........       6,544                 8,545

Income taxes ....................................................       3,423                 3,684
                                                                    ---------             ---------

Earnings from continuing operations .............................       3,121                 4,861

Discontinued operations (net of tax) ............................         650                   382
                                                                    ---------             ---------

Net Income ......................................................   $   3,771             $   5,243
                                                                    =========             =========

Income per share:

Basic:
     Continuing operations ......................................        0.14                  0.22
     Discontinued operations ....................................        0.03                  0.01
                                                                    ---------             ---------
     Net income .................................................   $    0.17             $    0.23
                                                                    =========             =========

Diluted:
     Continuing operations ......................................        0.14                  0.22
     Discontinued operations ....................................        0.03                  0.01
                                                                    ---------             ---------
     Net income .................................................   $    0.17             $    0.23
                                                                    =========             =========


Weighted average shares and equivalent shares outstanding:
   Basic ........................................................      22,441                22,305
                                                                    =========             =========

   Diluted ......................................................      22,626                22,415
                                                                    =========             =========



* Revised for Ireland severance costs



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